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                                                                   Exhibit 10.20

8 February 2001


PC-EPhone, Inc.
885 West Georgia Street, Suite 1388
Vancouver, BC  V6C 3E8


Gentleman

Reference is made to the Distribution Agreement (the "Agreement") between Cyberbank Corp., a Korean corporation ("we" or "us") and PC-EPhone, Inc., a Nevada Corporation formerly known as Newlands Oil & Gas Inc. ("you") dated November 6, 2000 pursuant to which we grant to you the right to distribute our handheld device/terminal that can be used to perform multiple functions on a CDMA, GSM or other wireless application protocol system (the "Product").

[                  *                  ]

This requirement of placing the Purchase Order constitutes a substantial prerequisite to maintain the Agreement in effect and validity. So far you did not fulfill the requirement of making the Purchase Order.

In this regard, we hereby waive the requirement under the terms and conditions as follows:

1.     PC-EPhone, Inc. shall place the Purchase Order [        *        ]
[               *              ] within fifteen (15) business days subsequent to
the date upon which Cyberbank receives final, written confirmation of the approval of the Product by the U.S. Federal Communications Commission and forwards a copy to PC-EPhone, Inc. of such confirmation and approval.

2. PC-EPhone, Inc. acknowledges that Cyberbank is using PC-EPhone as the brand name in the Korean market and agrees that Cyberbank is the legal owner of the brand name in Korea. PC-EPhone, Inc. shall allow Cyberbank Corp. to use the

* Confidential Treatment Requested
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trademark "PC-EPhone" as a co-owner of the brand name.  PC-EPhone, Inc. shall immediately take all necessary legal steps to register Cyberbank Corp. as a co-owner of the brand name.

3. Cyberbank is considering to strengthen PC-EPhone, Inc.'s role in marketing and R&D to support PC-EPhone, Inc.'s listing in NASDAQ. For this purpose and during the process of raising capital, PC-EPhone, Inc. agrees to accept investors recommended by Cyberbank and cooperate closely with Cyberbank, in advance, in the process of raising capital from other investors.


No waiver by us of any breach of any of your obligation shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

PC-EPhone, Inc. acknowledges that we reserve the right to terminate the Agreement in such a case of non-fulfilling any one of the foregoing terms and conditions.

Sincerely yours,

/s/ Young Sun Cho
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Cho, Young Sun
President
CYBERBANK Corp.


Agreed and acknowledged on this 8th day of February, 2001.


/s/ Douglas Yee
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Douglas Yee
President
PC-EPhone, Inc.

* Confidential Treatment Requested